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                                                                    Exhibit 10.8


                                    AMENDMENT

                                     TO THE

                            DALEEN TECHNOLOGIES, INC.
                               AMENDED & RESTATED
                            1999 STOCK INCENTIVE PLAN

         The Daleen Technologies, Inc. Amended & Restated 1999 Stock Incentive Plan (the "Plan") is hereby amended as follows:


         1. AMENDMENT REGARDING SHARES SUBJECT TO STOCK INCENTIVES. Section 3 of the Plan is hereby amended by deleting Section 3 in its entirety and substituting the following new Section 3 therefor:

                                   SECTION 3.
                       SHARES SUBJECT TO STOCK INCENTIVES

                  The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed the number of Reserved Shares (as calculated below). The initial number of Reserved Shares shall be 5,648,881 (five million, six hundred forty-eight thousand, eight hundred eighty one). Commencing on January 1, 2001, and continuing on each January 1 thereafter, the number of Reserved Shares shall be increased each year, on a cumulative basis, by 5,000,000 Shares (or, if less, the maximum number of Shares permitted based on the limitations set forth in the following sentence), all as adjusted pursuant to Section 11; provided, however, that with respect to the January 1, 2002 increase only, the number of additional Reserved Shares shall be reduced by the aggregate number of shares of Common Stock authorized for issuance pursuant to the Company's 2001 Broad-Based Stock Incentive Plan on January 1, 2002. Notwithstanding the foregoing, in no event shall the increase in the number of Reserved Shares from one fiscal year to the next exceed a number of Shares that would cause the total number of Reserved Shares to exceed 20% of the total number of Fully Diluted Shares of Common Stock (as defined below) calculated as of 5:00 p.m., eastern time, on the immediately preceding December
         31. The term "Fully Diluted Shares of Common Stock Outstanding" shall mean the shares of Common Stock outstanding calculated on a fully diluted basis, including without limitation shares of Common Stock actually outstanding plus shares of Common Stock issuable in exchange for convertible securities and upon exercise of outstanding options and warrants, whether or not such convertible securities, options and warrants are then vested or otherwise convertible. Such Reserved Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Furthermore, any Shares subject to a Stock Incentive which remain after the cancellation, expiration or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, but any Surrendered Shares which remain after the surrender of an ISO or a Non-ISO under Section 8 shall not again become available for use under this Plan. Notwithstanding anything herein to the contrary, no Participant may be granted Options or Stock Appreciation Rights covering an aggregate number of Shares in excess of 500,000 (five hundred thousand) in any calendar year.

         2. AMENDMENT REGARDING CHANGE OF CONTROL. Section 12 of the Plan is hereby amended by deleting Section 12 in its entirety and substituting the following new Section 12 therefor:

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                                   SECTION 12.
                          SALE OR MERGER OF THE COMPANY

                  In the event that the Company undergoes a Change of Control (as defined below), and, within twelve (12) months following such Change of Control, (a) a Participant's employment (as used in this Section 12, "employment" shall also include providing services as a Director, consultant or advisor) with the Company, a Parent or a Subsidiary (or a successor entity) is terminated by the Company, a Parent or Subsidiary (or a successor entity) for any reason other than Cause (as defined below), or (b) the Participant's employment terminates by reason of a Constructive Discharge, then the vesting schedule of each outstanding Stock Incentive held by such Participant shall be accelerated by a period of two (2) years, or until such Stock Incentive is fully vested if vesting would occur within such two year period.

                  For purposes of this Section 12, a "Change of Control" shall be deemed to occur (I) if the Company agrees to sell or transfer in a single transaction or a series of related transactions (a) 80% or more of its capital stock, or (b) eighty percent (80%) or more of its assets (as reflected on the Company's most recent audited balance sheet) and substantially all material customer agreements, for cash or property, or for a combination of cash and property, or (II) if the Company agrees to any merger, consolidation, reorganization, division or other transaction (whether in a single transaction or a series of related transactions) in which eighty percent (80%) or more of the Company's issued and outstanding voting stock is converted into another security or into the right to receive securities or property (except a consolidation or merger into a subsidiary of the Company or merger in which the Company is the surviving corporation and the holders of the Company's voting stock outstanding immediately prior to the transaction hold at least 19.9% of the voting stock outstanding immediately following the transaction) or (III) upon the sale or transfer, in a single transaction or in a series of related transactions, by the Company's stockholders to a single entity, person or group (as defined below) of more than 80% in voting power of the Company's capital stock . A public offering of the Company's Common Stock in which a registration statement covering such offering is declared effective by the Securities and Exchange Commission, or a private or public offering of securities by the Company in which no single entity, person or group (as defined below) acquires eighty percent (80%) or more of the voting securities of the Company, shall not be deemed to constitute a Change of Control. When two or more persons act as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring the voting securities of the Company or its successors, such persons shall be deemed to constitute a "group" for purposes of this Section 12.

                  For purposes of this Section 12, "Cause" shall mean an act or acts by a Participant involving (a) the use for profit or willful disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary in violation of company policy or company agreements with such persons protecting such matters, (b) the material and willful breach of any written contract between the holder of the Participant and the Company, a Parent or a Subsidiary, (c) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (d) a felony conviction for or pleading NOLO CONTENDRE to a felony, or (f) embezzlement, fraud, or other unlawful acts (other than traffic violations and similar misdemeanors).


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                  For purposes of this Section 12, "Constructive Discharge"
         means a termination of employment by a Participant within thirty (30) days following notice to the Participant of any of the following:

                  (a) FORCED RELOCATION OR TRANSFER. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Participant being transferred to a site of employment that is located more than fifty (50) miles from the Participant's current site of employment. For this purpose, a Participant's site of employment shall be the site of employment to which the Participant is assigned as his or her home base, from which the Participant's work is assigned, or to which the Participant reports.

                  (b) DECREASE IN SALARY OR POTENTIAL BONUS. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Participant's acceptance of (i) a salary or wage rate which is less than the Participant's prior salary or wage rate, or (ii) a reduction in the bonus or incentive compensation that the Participant has the opportunity to receive pursuant to a plan or agreement approved by the Board ("Target Bonus"), with Target Bonus defined as a percentage of base salary or base compensation plus any additional performance overachievement component provided pursuant to such plan or agreement. Notwithstanding the foregoing, the Board shall have the authority on an annual basis to change the performance criteria set forth in any such plan or agreement pursuant to which a Participant's Target Bonus is determined and such action shall not constitute a "Constructive Discharge."

                  (c) SIGNIFICANT AND SUBSTANTIAL REDUCTION IN BENEFITS. The Participant may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Participant's acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Participant's cash compensation. The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Participant, and any salary or wages paid to the Participant. However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Participant by a successor employer as a result of a change of the Participant's employment from employment with the Company, a Parent or a Subsidiary to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated employees of the successor.



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                  (d)      SIGNIFICANT DIMINUTION OF DUTIES. Without the
                           Participant's consent, the Participant's duties and responsibilities as an employee are significantly reduced or altered such that the Participant's duties and responsibilities are not comparable in scope or type to the Participant's duties and responsibilities prior to the Change of Control.

                  (e) COMPANY'S BREACH OF EMPLOYMENT AGREEMENT. The Company (or a successor employer) materially breaches the terms of any written employment agreement or comparable agreement that is in place between the Company and the Participant, and the Company fails to remedy such breach following notice of breach from the Participant and a reasonable opportunity to cure.

         3. EFFECTIVE DATE. The effective date of this Amendment shall be July 18, 2001 (the "Effective Date"). The new provisions of Section 3 and Section 12 of the Plan, as provided in this Amendment, shall only apply to and govern Stock Incentives with dates of grant on or after the Effective Date.

         4. MISCELLANEOUS.

                  (a) Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

                  (b) Except as specifically amended hereby, the Plan shall remain in full force and effect.

         IN WITNESS WHEREOF, the Company has caused this Amendment to the Daleen Technologies Amended & Restated 1999 Stock Incentive Plan to be executed as of the effective date.

                                       DALEEN TECHNOLOGIES, INC.




                                       By: /s/ James Daleen
                                           -------------------------------------
                                       Name/Title: James Daleen,
                                                   Chief Executive Officer




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